EXHIBIT 99.3

THIS STOCK OPTION AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. NEITHER THIS STOCK OPTION NOR THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE APPLICABLE SECURITIES UNDER SUCH ACT OR LAWS OR AN OPINION OF COUNSEL FOR THE HOLDER REASONABLY SATISFACTORY TO THE ISSUER STATING THAT SUCH REGISTRATION IS NOT REQUIRED.

CYTODYN INC.

STOCK OPTION AWARD AGREEMENT

This STOCK OPTION AWARD AGREEMENT (this “Option Agreement”) is made August 9, 2011, by and between CytoDyn Inc., a Colorado corporation (the “Company”), and Jordan Naydenov (the “Grantee”).

1. Grant of Option.

The Company hereby grants to the Grantee an option (the “Option”) to purchase 50,000 shares of Common Stock (the “Shares”) as of August 9, 2011 (the “Date of Grant”) at the exercise price per Share of $2.00 (the “Exercise Price”) subject to the terms and conditions of this Option Agreement.

2. Application of Plan Terms.

Unless otherwise defined herein, the capitalized terms in this Option Agreement will have the same defined meanings as set forth in the Company’s 2004 Stock Incentive Plan (“Plan”); provided, however, that the Option is not issued pursuant to the Plan and only certain provisions of the Plan, as specifically provided in this Option Agreement, apply to the Option and Shares.

3. Term.

The Option will automatically terminate on August 8, 2016 (the “Expiration Date”), to the extent not exercised, unless terminated earlier in accordance with this Option Agreement. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

4. Exercise of Option.

(a) Right to Exercise. The Option will become vested and exercisable cumulatively according to the following Vesting Schedule:

Percentage of Option Vested and Exercisable	Vesting Date

25%	November 8, 2011

25%	February 8, 2012

25%	May 8, 2012

25%	August 8, 2012

The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction or Change in Control. The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator. In no event shall the Company issue fractional Shares.

(b) Method of Exercise. The Option shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A), or by such other procedure as specified from time to time by the Administrator, which shall state the election to exercise the Option, the number of whole Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Administrator. The exercise notice shall be delivered to the Company in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price.

(c) Taxes. The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s purchase or disposition of the Shares. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

5. Method of Payment.

Payment of the Exercise Price shall be made by wire transfer or by delivering a certified or cashier’s check in the amount of the Aggregate Purchase Price as specified in the exercise notice to the Company. Alternatively, subject to the prior approval of the Administrator, payment of the Exercise Price may be made by delivery of previously owned Shares having a Fair Market Value equal to the Exercise Price in accordance with the instructions in the exercise notice.

6. Restrictions on Exercise.

The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws. If the exercise of the Option within the time period set forth in Section 8 or 8 of this Option Agreement is prevented by the provisions of this Section 6, the Option shall remain exercisable until one month after the date the Grantee or the Grantee’s successor is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date.

7. Termination or Change of Continuous Service.

In the event the Grantee’s Continuous Service terminates, other than for Cause, the Grantee may, but only during the Post-Termination Exercise Period, exercise the portion of the Option that was vested at the date of such termination (the “Termination Date”). The Post-Termination Exercise Period shall commence on the Termination Date and continue for three months thereafter other than in the case of death, in which case the Post-Termination Exercise Period shall expire 12 months following the Termination Date. In the event of termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Option shall, except as otherwise determined by the Administrator, terminate concurrently with the termination of the Grantee’s Continuous Service (also the “Termination Date”). In no event, however, shall the Option be exercised later than the Expiration Date. In the event of the Grantee’s change in status from Director to any other status of Employee or Consultant, the Option shall remain in effect. In the event of the Grantee’s change in status from Director to Employee or Consultant, vesting of the Option shall continue only to the extent determined by the Administrator as of such change in status.

8. Death of Grantee.

In the event of the Grantee’s death, the person who acquires the right to exercise the Option pursuant to will or the laws of descent and distribution may exercise the portion of the Option that was vested on the date of death within 12 months commencing on the date of death (but in no event later than the Expiration Date). To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

9. Transferability of Option.

The Option may not be transferred in any manner other than by will or by the laws of descent and distribution; provided, however, that the Option may be transferred during the lifetime of the Grantee pursuant to a domestic relations order or by gift to the Grantee’s Immediate Family to the extent and in the manner determined by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

10. Securities Act Compliance.

Unless the Shares are no longer subject to Rule 144 under the Securities Act, the Company may place conspicuously upon each certificate representing the Shares a legend substantially in the following form, the terms of which are agreed to by the Holder:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES ACT OF ANY STATE. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED FOR VALUE, PLEDGED, HYPOTHECATED, OR OTHERWISE ENCUMBERED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OF THEM UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES ACT OF ANY STATE OR AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR ACTS.

11. Entire Agreement: Governing Law.

This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. This Option Agreement is to be construed in accordance with and governed by the internal laws of the State of Oregon without giving effect to choice of law rules. Should any provision of this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

12. Rights as Shareholder.

Until the stock certificate representing the Shares is issued, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

13. Adjustments upon Changes in Capitalization.

The Option shall be subject to the provisions of Section 10 of the Plan relating to adjustments upon changes in capitalization and similar corporate events.

14. Administration and Interpretation.

Any question or dispute regarding the administration or interpretation of this Option Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

15. Venue and Waiver of Jury Trial.

The Company, the Grantee, and the Grantee’s assignees pursuant to Section 9 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice or this Option Agreement shall be brought in the United States District Court for the District of Oregon (or should such court lack jurisdiction to hear such action, suit or proceeding, in an Oregon state court in the County of Multnomah) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 14 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

16. Notices.

Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (a) upon personal delivery, (b) one business day after deposit for delivery by a nationally recognized air courier service, (c) three business days after deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, or (d) on the date of facsimile transmission, with confirmed transmission, addressed to the party to be notified as follows:

If to the Company:

CytoDyn Inc.

5 Centerpointe Drive, Suite 400

Lake Oswego, Oregon 97035

Telephone (971) 204-0382

Facsimile: (971) 204-0386

Attn: Secretary

If to the Grantee:

Jordan Naydenov

20533 SE Evergreen Hwy

Camas, WA 98607

Fax:

or such other address as such party may designate by 10 days’ advance written notice to the other party.

CYTODYN INC.		GRANTEE

By:	/s/ Nader Z. Pourhassan	/s/ Jordan Naydenov
Name:	Nader Z. Pourhassan	Jordan Naydenov
Title:	President and Chief Executive Officer	Taxpayer ID No.:
E-mail address:
Telephone:

EXHIBIT A

CYTODYN INC.

EXERCISE NOTICE

CytoDyn Inc.

5 Centerpointe Drive, Suite 400

Lake Oswego, Oregon 97035

Telephone (971) 204-0382

Facsimile: (971) 204-0386

Attention: Secretary

Grantee:
Print Name

Mailing Address:

Telephone Number:

Option:	The option evidenced by a Stock Option Award Agreement dated , .

OPTION EXERCISE

I hereby elect to exercise the Option to purchase shares (“Shares”) of common stock of CytoDyn Inc. covered by the Option as follows:

Number of Shares Purchased (a)

Per-Share Option Price (b)	$

Aggregate Purchase Price (a times b)	$

Closing Date of Purchase

Form of Payment [Check One]:

☐ My check in the full amount of the Aggregate Purchase Price. See “Instructions” below.

☐ Delivery of previously owned shares of CytoDyn common stock with a fair market value equal to the Aggregate Purchase Price. See “Instructions” below.

Instructions:

(1) A certified or cashier’s check in the amount of the Aggregate Purchase Price payable to CytoDyn Inc. should be submitted with this Notice. If you wish to pay by wire transfer, please contact CytoDyn Inc. for instructions.

(2) If payment is to be by surrender of previously owned shares or by attestation of ownership (see Attestation Form below), either a certificate for the shares accompanied by a stock power endorsed in blank or the completed Attestation Form should be submitted with this Notice. If applicable, a certificate for any shares in excess of those needed to satisfy the Aggregate Purchase Price will be returned to you with the certificate for your option shares. Any change in registration between the payment shares and the new shares will require a properly executed stock power that is guaranteed by an institution participating in a recognized medallion signature guarantee program.

INVESTMENT REPRESENTATIONS

a.	In connection with the exercise of the Option, I hereby represent and warrant to CytoDyn Inc. as follows:

i.	Purchase Entirely for Own Account. I am acquiring the Shares for my own account for investment and not with a view to the distribution or resale thereof.

ii.	Restricted Securities. I understand the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act of 1933 or an exemption therefrom and, in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act of 1933, the Shares must be held indefinitely.

iii.	Investment Experience. I am experienced in evaluating and investing in companies in the development stage, can bear the economic risk of an investment in the Shares, and have enough knowledge and experience in financial and business matters to evaluate the merits and risks of an investment in the Shares.

iv.	Investor Qualifications. I am an Accredited Investor as defined in Rule 501 promulgated under the Securities Act of 1933 or have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of investing in the Shares.

v.	Opportunity to Review Documents and Ask Questions. CytoDyn Inc. has made available all documents and information that I have requested relating to an investment in the Shares. In addition, I have had adequate opportunity to ask questions and to receive answers from management regarding CytoDyn’s business, management, and financial affairs.

b.	I understand, agree, and recognize that:

i.	No federal or state agency has made any finding or determination as to the fairness of the investment or any recommendation or endorsement of the Shares.

ii.	All certificates evidencing the Shares will bear a legend substantially similar to the legend set forth in Section 9 of the Option Agreement regarding resale restrictions.

c.	I am a resident of the state of .

ISSUANCE INSTRUCTIONS FOR STOCK CERTIFICATES

Please register the stock certificate(s) in the following name(s):

If applicable, please check one: ☐ JT TEN ☐ TEN COM ☐ Other

Please deliver the stock certificate(s) to (check one):

☐ My brokerage account

Attn:

Account No.:	; or

☐ My mailing address set forth above.

Date	Signature of Grantee

ATTESTATION FORM

As indicated above, I have elected to use shares of CytoDyn common stock that I already own to pay the Aggregate Purchase Price of the Option.

I attest to the ownership of the shares represented by the certificate(s) listed below or to the beneficial ownership of the shares held in the name of my broker, as indicated in the attached copy of my brokerage statement. I will be deemed to have delivered such shares to CytoDyn in connection with the exercise of my Option.

I understand that, because I (and any joint owner) will retain ownership of the shares (the “Payment Shares”) deemed delivered to pay the Aggregate Purchase Price, the number of shares to be issued to me upon exercise of my Option will be reduced by the number of Payment Shares. I represent that I have full power to deliver and convey certificates representing the Payment Shares to CytoDyn and by such delivery and conveyance could have caused CytoDyn to become sole owner of the Payment Shares. The joint owner of the Payment Shares, if any, by signing this Form, consents to these representations and to the exercise of the Option by this attestation.

I certify that any Payment Shares originally issued to me as restricted shares are now fully vested.

List certificate(s) and number of shares covered, or attach a copy of your brokerage statement:

Common Stock Certificate Number	Number of Shares Covered

Date:

Print Name of Optionholder:

Signature of Optionholder:

Print Name of Joint Owner:

Signature of Joint Owner:

If you are attaching a copy of your brokerage statement, you must have your securities broker complete the following:

The undersigned hereby certifies that the foregoing attestation is correct.

Name of Brokerage Firm

By:

Print Name of Signing Broker

Date:

Telephone No.: